EXHIBIT 10.11

SEVENTH AMENDMENT TO REVOLVING CREDIT
TERM LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Revolving Credit, Term Loan and Security Agreement (this “Amendment”) is made as of this 4th day of May, 2017 (effective as of May 1, 2017) among APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation (“ARCA”), ARCA RECYCLING, INC., a California corporation (“ARCA Recycling”), ARCA CANADA INC., an Ontario, Canada, corporation (“ARCA Canada”), APPLIANCESMART, INC., a Minnesota corporation (“ApplianceSmart,” together with ARCA, ARCA Recycling and ARCA Canada, collectively, the “Borrowers” and each individually, a “Borrower”), certain financial institutions party to the Credit Agreement from time to time as lenders (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as agent and lender (“PNC,” in such capacity, “Agent”).

RECITALS

A.                The Borrowers, Lenders and PNC are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of January 24, 2011 (as the same may have been amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which PNC has made certain loans to, and extensions of credit for the account of, the Borrowers. The Credit Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms used not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement, as amended hereby.

B.                 The Borrowers have requested, and PNC has agreed, to amend certain provisions of the Credit Agreement, in each case subject to the terms and conditions of this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.       Amendments to Credit Agreement.

(a)               As of the Effective Date, the following defined term shall be amended and restated as follows:

“Maximum Revolving Advance Amount” shall mean $6,000,000.

(b)               Upon and as of the Effective Date, Section 13.1 of the Credit Agreement is amended and restated as follows:

13.1.       Term; Prepayment. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until June 2, 2017 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ten(10) days’ prior written notice upon payment in full of the Obligations.

2.       Acknowledgement. For the avoidance of doubt, Agent acknowledges and agrees that the Availability Reserve shall be deducted only in calculating the Formula Amount and not with respect to the Maximum Revolving Advance Amount.

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3.       Representations, Warranties, Covenants.  Each Borrower hereby:

(a)               represents and warrants to the Agent and the Lenders that all representations and warranties set forth in the Credit Agreement and all of the other Existing Financing Agreements are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)               reaffirms all of the covenants contained in the Credit Agreement as amended hereby and covenants to abide thereby until the satisfaction in full of the Obligations and the termination of the commitments of the Lenders under the Credit Agreement;

(c)                represents and warrants to the Agent and the Lenders that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)               represents and warrants to the Agent and the Lenders that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate or company action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its organizational documents or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)               represents and warrants to the Agent and the Lenders that this Amendment is valid, binding and enforceable against the Borrowers in accordance with its terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (whether enforcement is sought in equity or at law).

4.       Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the date (the “Effective Date”) when all of the following conditions precedent have been satisfied:

(a)               Agent shall have received this Amendment fully executed by Borrowers and the Lenders;

(b)               Agent shall have received an updated incumbency certificate for each Borrower evidencing authorized signers of Borrowers and their official titles together with specimen signatures; and

(c)               No Default or Event of Default shall have occurred and be continuing.

5.       Fees.

(a)               Borrowers’ acknowledge that Agent has earned a Success Fee (as defined in the Fifth Amendment) in the amount of $62,750 which was due and payable at the earlier of expiration of the Term or termination of the Loan Agreement and Agent has earned a Sixth Amendment Fee (as defined in the Sixth Amendment) in the amount of $100,000 which Agent agreed to waive in the event that the Obligations were repaid in full on or before May 1, 2017 (which repayment did not occur). Notwithstanding anything to the contrary contained in the Loan Agreement or any Other Document, Agent agrees that in exchange for the consideration set forth herein and payment of an amendment fee on the date hereof of $100,000 (which Borrowers acknowledge shall be earned in full on the date hereof and not subject to rebate or proration of any kind) together with payment of the Weekly Fees (defined in Section 5(b) below) as and when due, Agent shall deem the Success Fee and the Sixth Amendment Fee satisfied in full and in connection with the compromises and agreements set forth above, Agent, and each Borrower, hereby agree that neither party will have any claim or obligation, against or to, the other on account of any prior fees or interest arising prior to the date hereof, all of which are hereby released.

(b)               Commencing on May 12, 2017 and on each Friday thereafter until payment in full of the Obligations, Agent shall earn and Borrowers shall pay to Agent a $15,000 non-refundable weekly fee which fee shall be payable on the date each such fee is earned hereunder (each a “Weekly Fee”).

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6.       Further Assurances. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

7.       Payment of Expenses. Borrowers shall pay or reimburse Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

8.       Reaffirmation of Credit Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended by this Amendment, and all other of the Other Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

9.       Miscellaneous.

(a)               Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)              Loan Document. This Amendment is an “Other Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Other Documents shall apply hereto.

(c)               Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(d)              Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

(e)               Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)               Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, PDF or other electronic transmissions, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)               Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.

[SIGNATURES TO APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWERS:	APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

By: /s/ Tony Isaac
Name: Tony Isaac
Title: Chief Executive Officer

ARCA RECYLING, INC.

By: /s/ Tony Isaac
Name: Tony Isaac
Title: Treasurer

ARCA CANADA, INC.

By: /s/ Tony Isaac
Name: Tony Isaac
Title: President

APPLIANCESMART, INC.

By: /s/ Tony Isaac
Name: Tony Isaac
Title: Treasurer

[SIGNATURE PAGE TO SEVENTH AMENDMENT]

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AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By: /s/ Timothy Canon
Timothy Canon, Vice President

200 S. Wacker Drive, Suite 600
Chicago, IL 60606

[SIGNATURE PAGE TO SEVENTH AMENDMENT]

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